EXHIBIT 10.1
LOAN AND SECURITY AGREEMENT
dated as of March 24, 2008
among
America’s Healthcare/Rx Plan Agency, Inc. and Access Plans USA, Inc.,
as Borrowers
and
CFG LLC,
as Lender and Secured Party
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LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT (the “Loan Agreement”) is made and entered into as of March 24 , 2008 by and between America’s Healthcare/Rx Plan Agency, Inc., a Delaware corporation (the “Borrower”), Access Plans USA, Inc., an Oklahoma corporation (the “Co-Borrower”), and CFG LLC, a Delaware limited liability company (“CFG” or “Lender”).
     WHEREAS, the parties desire to enter into this Loan Agreement to provide funds necessary to provide working capital financing for the Borrower; and
     WHEREAS, the Borrower desires to secure all of the Obligations hereunder by granting to the Lender, a first priority perfected security interest in the Collateral in accordance with the terms hereof;
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower, the Co-Borrower and the Lender agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Certain Definitions. As used in this Loan Agreement and all incorporated exhibits, the following terms have the following meanings:
     “Accounts Receivable” shall mean each and every account, receivable contract right, and other rights of the Borrower, individually and collectively, to the payment of money, of every nature, type and description, whether now owing to the Borrower, individually or collectively, or hereafter arising, along with all moneys and other proceeds now or hereafter to become due thereon, whether now owned or hereafter acquired, including without limitation, all of the right, title and interest that the Borrower severally or jointly now has or may have in and to all accounts receivable, all amounts payable but not already paid, and all moneys and all claims for all moneys due or to become due for insurance and other products sold by the Borrower and the Borrower’s agents, representatives, and/or employees. This definition includes the “Commission Rights” as that term is defined herein, and specifically includes all commission books of business contributing to the Commission Rights payments currently and in future.
     “ACH Debit” means, with respect to any payment hereunder, a wire transfer from the Collections Account to the CFG Payment Account initiated by the Lender pursuant to the authorization granted by the ACH Payment Withdrawal Authorization, and hereby expressly ratified by the Borrower for all purposes (absent Lender’s fraud or willful misconduct).
     “ACH Payment Withdrawal Authorization” means the ACH payment withdrawal authorization substantially in the form of Exhibit C hereto, and delivered by the Borrower to Lender on the date hereof.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the foregoing, any Person owning twenty-five percent (25%) or more of the voting securities of a second Person shall be deemed to control that second Person.
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     “Borrower” has the meaning set forth in the first paragraph hereof.
     “CFG Payment Account” means that certain bank account maintained by Lender and referenced in Section 2.4 or any other bank account so designated in writing by the Lender.
     “CFG Service Fee” shall mean a fee of $25.00/month to cover the costs of processing the loan payments. This fee is to be added to the Loan Payment and is to be included in the Scheduled Payment.
     “Closing Date” shall mean the date hereof.
     “Co-Borrower” has the meaning set forth in the first paragraph hereof.
     “Collateral” shall mean all the Borrower’s right, title and interest in, to and under the Borrower’s (i) Accounts Receivable, including, without limitation, Commission Rights (as more fully described below), (ii) books and records of the Borrower relating to the Accounts Receivable, (iii) moneys and deposits, including without limitation the property and assets of the Borrower, (iv) all amendments, supplements, modifications, replacements, additions, accessions, substitutions, products of any of the foregoing, and (v) proceeds of or relating to the items described herein. This term specifically includes (x) Commission Rights and each and every commission book of business related thereto with each and every insurance carrier (including without limitation the Insurance Companies) with whom Borrower now has contracts or in future has contracts, (y) all monies received with respect to each such commission book of business on and after the date hereof or received as an advance payment of amounts which are due on or after the date hereof, and (z) any property held by Borrower that secures any such commission book of business. Such books of business are to be considered as assets of the Borrower that may be liquidated upon the occurrence and during the continuation of a Default or Event of Default solely at the option of CFG. This term specifically excludes any Excluded Commission Rights, for all purposes.
     “Collections Account” means that certain bank account, numbered 1004233 maintained with Trinity Bank, N.A. and subject to the ACH Payment Withdrawal Authorization, and into which all receipts from the insurance carriers Commission Rights are received. CFG will hold an irrevocable automatic assignment of the Loan Payment amount on this account.
     “Commission Rights” means all right, title and interest of Borrower or its Affiliates in or to any commission payments or other compensation for the sale of insurance policies, including but not limited to any right to receive first year, new, renewal, contingent or override commission payments, coverage, bonuses, service fees or other similar payments; provided that for purposes hereof “Commission Rights” shall be limited to compensation payable on or after the date hereof in respect of the sale of insurance policies (issued before, on and after the date hereof); and provided, further, that “Commission Rights” shall include all Commission Rights of Borrower or any Affiliate of Borrower arising from or relating to (i) any replacement or conversion of any of the policies described above whether such new policy is written by the Insurance Company that issued the original policy or another insurance company and whether issued on or after the date hereof, and (ii) the exercise of a policyholder option to purchase additional coverage without evidence of insurability.
     “Default” means any breach of a term of this Loan Agreement or any of the Loan Documents.
     “Event of Default” means any of the events specified in this Loan Agreement or any
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of the other Loan Documents, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, have been satisfied. If more than one Shortfall event occurs during the loan term, it may be declared as an Event of Default at the sole discretion of CFG.
     “Excluded Commission Rights” means none.
     “Insurance Company(ies)” means all or any insurers paying the commissions being pledged, including without limitation, those insurers listed on Schedule 3.18 attached hereto (as may be amended from time to time).
     “Insurance Contract(s)” means, with respect to any of the Commission Rights, all contract(s) and agreement(s) between Borrower (and its Affiliates) and the applicable Insurance Company which provide for or in any way address or affect such Commission Rights.
     “Insurance Policies” means all insurance policies the sale or renewal of which gave rise to the Commission Rights. The term “Insurance Policy” means any of the Insurance Policies, as the usage dictates.
     “Late Payment” means a Scheduled Payment that has not been received by 2:00 p.m. (Delaware time) on the Payment Date.
     “Licenses” means all licenses, permits, certificates of authority, variances, authorizations, approvals, registrations, franchises, orders and similar consents issued by any governmental body or other Person.
     “Lien” shall mean any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or completion of any required action under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.
     “Loan” means a loan made by CFG to the Borrower and the Co-Borrower on the date hereof, and evidenced by the Promissory Note attached hereto as Exhibit A.
     “Loan Amortization” means standard amortization with daily interest computed using the parameters contained in Section 2.4 hereof, and as may be amended from time to time in accordance with the terms hereof.
     “Loan Documents” shall mean this Loan Agreement and its incorporated exhibits, any financing statements, and all other documents, agreements and instruments or certificates delivered in connection with this Loan (whether at, prior to or after the closing). All of the Loan Documents are considered to be part of one and the same agreement. When referred to individually, the referenced document is understood to be one of the Loan Documents.
     “Loan Payment” means the monthly payment amount specified by the Loan Amortization, exclusive of the CFG Service Fee.
     “Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to Lender. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or
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against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), the CFG Service Fee, expenses, attorneys’ fees and any other sum chargeable to Borrower under any Loan Document.
     “Payment Date” means the 1st day of each month beginning April 24, 2008 by which the payment, plus the CFG Service Fee must be received.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or governmental body, including any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Prime Interest Rate” shall mean the prime interest as set forth in the Wall Street Journal. Changes in the Prime Interest Rate will be applied to the Loan Amortization schedule beginning in the month following the change and will apply until a subsequent change occurs.
     “Requirements of Law” means any laws, statutes, regulations, rules, codes, by-laws, guidelines, directives, standards, policies, orders, decrees or ordinances and other requirements enacted, adopted, issued or promulgated by any Person that is a governmental body.
     “Scheduled Payment” means an automatic payment in the amount of the Loan Payment plus the CFG Service Fee which is to be transferred to the CFG Payment Account from the Borrower’s Collections Account each and every month of the loan term on or before the Payment Date. The specification of this transfer shall be irrevocable.
     “Shortfall” means a payment that is a Late Payment and/or for which the amount received is less than the payment due under the terms hereof.
     “Shortfall Penalty” means a penalty of 5% of the total Payment Amount due. Any Shortfall event is subject to the Shortfall Penalty. This penalty is leveled on the Borrower and is due immediately.
     “Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair market value of the property of such Person is greater than the total amount of its liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person neither believes nor reasonably should believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small amount of capital.
     “UCC Financing Statements” means any or all Uniform Commercial Code financing statements substantially in the form of Exhibit D hereto to be filed against the Borrower to evidence and perfect the security interest granted to the Lender hereunder.
ARTICLE II
LOAN
     Section 2.1. Loan Amount. Borrower agrees that the principal amount of the Loan will be $1,604,972.00. This Loan is a non-revolving loan, and no amount repaid with respect to the Loan may be reborrowed.
     Section 2.2. Closing Date Distributions. If, and only if, all conditions for closing set forth in Article III have been met, the closing will be executed by making distribution of all funds as follows:
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CFG (Origination Fee)	$401,560.78
Payoff of CFG Indebtedness	115,470.00
Payoff of Trinity Bank Indebtedness	213,474.52
Borrower	874,466.70
     Section 2.3. Interest.
               (a) The principal amount outstanding on the Loan together with amortized interest shall accrue interest at the initial rate of 10.25% per annum from the Closing Date. On subsequent dates throughout the term of the Loan the annual amortized interest rate may be modified so as to maintain the current annual interest rate as the greater of (x) five (5) percentage points above the prime rate as defined in the Wall Street Journal as of the first publication day of the month, and (y) 10%.
               (b) In no event shall the interest charged with respect to the notes (if any) or any other obligations of Borrower under any Loan Document exceed the maximum amount permitted under the laws of the State of Delaware or of any other applicable jurisdiction.
               (c) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any note or other Loan Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.
               (d) In no event shall the total interest received by the Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, the Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to the Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
               (e) In computing interest payable with reference to the Maximum Lawful Rate applicable to the Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
     Section 2.4. Scheduled Repayments.
               (f) Loan Amortization. Principal and interest per the initial amortized interest rate shall become due and payable in 36 monthly payments beginning on the first Payment Date of the month following the date hereof each in the amount of $52,001.52, which includes the monthly CFG Service Fee. The amount of the monthly payments and the final payment may be adjusted as a consequence of the terms of this Loan Agreement allowing for fluctuation in the Prime
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Interest Rate. Borrower shall repay the Loan through scheduled payments on each Payment Date, each equal to the applicable amount set forth in the loan parameters below (or, if less, the outstanding amount of the Loan):

Loan Parameters
Loan Amount	$1,604,972.00
Amortized Rate	10.25%
First Payment Date	April 24, 2008
Payment Amount	$51,976.52
Service Fee (per month)	$25.00
Applied to Loan	$52,001.52
Payment Period	Monthly
Number of Payments	36
          (b) Application of Collections. At any time and from time to time, (x) Borrower shall pay (or cause to be paid), or (y) Lender may withdraw via an ACH Debit, amounts on deposit in the Collection Account to make payments in satisfaction of the Obligations, to the extent then due and payable. In the absence of a Default or Event of Default, any amounts in the Collections Account in excess of the amounts required to satisfy the Obligations shall be retained by the Borrower; and
          (c) CFG Payment Account. All payments made in satisfaction of the Obligations hereunder shall be made via wire transfer of immediately available funds to CFG at its notice address contained in Section 9.7 of this Agreement or at such other location as CFG shall designate in writing. Payments received by Lender at or prior to 2:00 p.m. (Delaware time) on any business day shall be deemed received on such business day. Payments received after 2:00 p.m. (Delaware time) on any business day or on any day not a business day shall be deemed to have been received on the following business day.
     Section 2.5. Adjustments. In the event that the interest rate is modified due to a change in the prime interest rate, the amortization set forth in Section 2.4(a) will be modified to maintain the same payment amount but with adjusted term and final payment per the new interest rate.
     Section 2.6. Disputes. All disputes regarding loan payment amounts, payment dates, outstanding balances, interest paid and principal paid shall be resolved based upon the information contained in the amortization schedule set forth in Section 2.4(a) or as it may be modified by the consequences of the actual payments made and their respective payment dates, adjustments pursuant to Section 2.5, and/or by subsequent agreement between CFG and the Borrower.
     Section 2.7. Prepayments. Payment and prepayments on the Loan shall be applied first to late charges and other fees and penalties due hereunder, second to reimburse CFG for any costs and/or expenses incurred by CFG hereunder or under any of the documents attached hereto, third to accrued interest and the remainder to reduce the principal amount. The Loan may be prepaid in whole or in part at any time without penalty and without consent of CFG. Any such prepayment shall not reduce the amount of any regularly scheduled payment unless said prepayment reduces all outstanding
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amounts owed (principal, interest, late fees, and any other charges payable under this Loan Agreement) to $0.00.
     After deduction of late charges and other fees and penalties due and/or expenses incurred by CFG, as described in the preceding paragraph, the residual amount will be applied to the Loan Amortization schedule on the date of receipt, with the consequent modification of the succeeding balances throughout the remaining term of the Loan Agreement, however as the Loan Agreement may be modified by changes in the interest rate per changes in the prime interest rate.
     Section 2.8. Late Payment Penalty. Interest and penalties shall accrue on any payment that is not received by the applicable Payment Date. In such a case, daily interest shall accrue in the amount of the current annual interest rate from the original date said payment was due until the date payment is received by CFG, irrespective of the date the Borrower transmitted said payment. A Shortfall Penalty shall also be due and immediately payable for each Shortfall.
     Section 2.9. Use of Proceeds. The proceeds of the Loan shall be used solely for business purposes and working capital needs of Borrower.
     Section 2.10. Joint and Several Liability. The Borrower and the Co-Borrower agree to be jointly and severally liable to make the monthly payments required hereunder and CFG may seek to collect said payments from either the Borrower or the Co-Borrower at CFG’s sole discretion.
ARTICLE III
CONDITIONS
     Section 3.1. Conditions to Obligation of Lender. The obligation of Lender to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:
          (d) Representations and Warranties True. The representations and warranties of Borrower hereunder shall be true and correct in all respects on the date hereof with the same effect as if then made, and the Borrower shall have performed in all respects all obligations to be performed by the Borrower hereunder on or prior to the date hereof.
          (e) Loan Documents. Each of the Borrower and Co-Borrower shall have delivered to Lender this Loan Agreement (including Schedule 3.18 hereof) and each other Loan Document requested by the Lender to be delivered on or before the date hereof, each such Loan Document shall be duly executed by each party thereto.
          (f) ACH Payment Withdrawal Authorization. Borrower shall have delivered to the Lender the ACH Payment Withdrawal Authorization, authorizing the Lender to initiate wire transfers from the Collections Account to the CFG Payment Account at any time, and from time to time, to satisfy the Obligations.
          (g) UCC Financing Statements. UCC Financing Statements, in form and substance satisfactory to the Lender shall have been filed with the appropriate filing office of the State of Utah.
ARTICLE IV
BORROWER REPRESENTATIONS AND WARRANTIES
     Section 4.1. Existence and Good Standing. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in each jurisdiction in which the conduct of its business requires qualification.
     Section 4.2. Power and Authority. The execution, delivery and performance under the terms of this Loan Agreement and all other Loan Documents are within the power of the Borrower and have been duly authorized by all necessary partner, member, manager, and/or shareholder action, if necessary, are not in contravention of law or the terms of the Borrower’s Articles of Incorporation or Bylaws (or similar governing documents) or any amendment thereto, or any indenture, agreement, or
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undertaking to which the Borrower is a party or by which the Borrower is bound. The Borrower has the power to enter into, and to perform the Obligations hereunder and under the other Loan Documents, and has taken all necessary legal action to authorize the execution, delivery and performance of this Loan Agreement and the other Loan Documents to which it is a party.
     Section 4.3. Binding Effect. This Loan Agreement and the other Loan Documents constitutes the legal, valid and binding obligations of each of Borrower and Co-Borrower and each is enforceable in accordance with its terms subject to applicable bankruptcy and insolvency laws and laws affecting creditor’s rights and the enforcement thereof, generally, and subject to proper filing and/or recordation of the security documents.
     Section 4.4. Material Contracts; No Liens. All contracts, agreements and general business arrangements under which Borrower or Co-Borrower conducts business, with any and all organizations, are in full force and effect. All sources of income to Borrower or Co-Borrower are free and clear of all security interests, Liens, charges and encumbrances of others, and there have been no material notices, orders, or other developments or correspondence in respect of the Commission Rights and payments with respect thereto that have not been disclosed to CFG. Neither Borrower nor Co-Borrower has sold, pledged, assigned or transferred any right, title or interest in or to these sources of income and neither have they been levied upon, attached, foreclosed upon, served, restricted, or subjected to garnishment or other legal process or proceedings, except as disclosed in writing to CFG.
     Section 4.5. Creditor Matters. There are no attachments, executions, assignments for the benefit of creditors, or voluntary proceedings in either bankruptcy or under any other debtor relief laws contemplated by the Borrower or Co-Borrower, or pending or threatened against the Borrower or Co-Borrower, or the Collateral, excepting those disclosed to CFG.
     Section 4.6. No Violation. The execution, delivery and performance of this Loan Agreement, and all documents executed pursuant to this Loan Agreement, will not violate any provision of any law or regulation or of any order or decree of any court or governmental authority.
     Section 4.7. Governmental Authorization; No Contravention. The execution, delivery and performance of this Loan Agreement by each of Borrower and Co-Borrower, and the consummation of the transactions contemplated hereby will not require the consent, approval or authorization of any Person of public authority which has not been obtained, will not violate, with or without the giving of notice and/or the passage of time, any Requirements of Law applicable to the Borrower or Co-Borrower, and will not conflict with or result in a Lien, breach or charge or encumbrance upon any of the property or assets of the Borrower or Co-Borrower pursuant to any order, judgment, award, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Borrower or Co-Borrower is a party, or by which the Borrower or Co-Borrower or any of the assets or properties of the Borrower or CoBorrower may be bound.
     Section 4.8. Judgments. Each of Borrower and Co-Borrower has sufficient property or assets to satisfy any judgment, award, or decree currently outstanding against the Borrower or Co-Borrower, except as proceeds of this loan transaction may be used to satisfy any such judgment, award, or decree and where such application of the Loan proceeds has been approved by CFG.
     Section 4.9. Tax Matters. There are no federal, state, or municipal tax Liens outstanding against Borrower or Co-Borrower that have not been made known to CFG, and neither Borrower nor Co-Borrower has knowledge that procedures to file a federal, state, or municipal Lien are contemplated by any taxing authority.
     Section 4.10. Full Disclosure. None of the information and/or documents furnished or to be furnished by the Borrower or Co-Borrower to CFG or any of its representatives in connection with the execution, delivery and closing of this Loan Agreement is false or misleading or contains any
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untrue statement of a material fact or omits to state any material fact required to be stated to make the statements therein not misleading.
     Section 4.11. No Defaults. Neither Borrower nor Co-Borrower is in default in the payment or performance of any obligations or any of the covenants or conditions to be performed pursuant to the terms and provisions of any mortgage, indenture, instrument, security agreement, contract, agreement or other undertaking to which it is a party or by which it may be bound, except as disclosed to CFG.
     Section 4.12. Bulk Transfer. The transfer, assignment and conveyance of the Collateral by Borrower and Co-Borrower pursuant to this Loan Agreement is not subject to the Uniform Commercial Code bulk transfer provisions or any similar statutory provisions in effect in any applicable jurisdiction.
     Section 4.13. Solvency. Each of Borrower and Co-Borrower is and after giving effect to the transactions contemplated by this Loan Agreement will be, Solvent.
     Section 4.14. Fairness of Consideration. Each of Borrower and Co-Borrower acknowledges that the Loan it will receive under this Loan Agreement constitutes reasonably equivalent value, as such term is used in section 548 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. and as such term is used in sections 4 and 5 of the Uniform Fraudulent Transfer Act, in exchange for the security interest granted to the Lender in all of the Collateral.
     Section 4.15. Creditors. Neither Borrower nor Co-Borrower is not assigning an interest in the Collateral to Lender with any intent to hinder, delay or defraud any of Borrower’s or CoBorrower’s creditors.
     Section 4.16. Collateral. Borrower or Co-Borrower is the sole and absolute owner of, and has the power to transfer, the Collateral, (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9.1-102(a)(34) of the Uniform Commercial Code of the State of New York, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) neither Borrower nor CoBorrower holds any commercial tort claim except as disclosed to the Lender, (e) each of the Borrower and the Co-Borrower has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (f) all other information disclosed to the Lender pertaining to the Collateral is accurate and complete in all material respects.
     Section 4.17. Operation. (a) each of Borrower and Co-Borrower is and has been at all times in compliance with all Requirements of Law regulating the practices of selling insurance products sold by Borrower or Co-Borrower, including but not limited to applicable Requirements of Law regulating advertisements or illustrations, requiring mandatory disclosure of policy information, requiring disclosure of information regarding commissions or other compensation payable to the Borrower, Co-Borrower or their producers in connection with the sale of insurance policies, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions.
     (b) either Borrower or Co-Borrower is and has been at all times duly appointed by the appropriate insurance carrier(s) to act as an agent, broker or producer for such insurance carrier with respect to the sale of the Insurance Policies and duly licensed as an insurance agent, broker or producer for the sale of the Insurance Policies in the particular jurisdictions in which Borrower or Co-Borrower, as the case may be, wrote, sold or produced such business. At the time that each Insurance Policy was marketed and issued, the agent or producer who marketed such Insurance
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Policy was duly licensed by the appropriate Persons in all states in which the owner of the policy resided and all states in which the coverage was marketed.
     (c) either Borrower or Co-Borrower was duly appointed by the appropriate insurance carrier to act as a producer, agent or broker for all business written, sold or produced by Borrower or Co-Borrower, as the case may be.
     (d) neither Borrower nor Co-Borrower is not involved in any material dispute with any agent, broker, producer or other Person involving the Insurance Policies or the Commission Rights.
     Section 4.18. Regulatory Filings. Each of Borrower and Co-Borrower has timely filed, or caused to be timely filed, all reports, statements, documents, registrations, filings or submissions required to be filed by Borrower or Co-Borrower with any Person in connection with Borrower’s or Co-Borrower’s business. All such registrations, filings and submissions were in compliance with all Requirements of Law when filed or as amended or supplemented, and no deficiencies have been asserted by any such Person with respect to such registrations, filings or submissions.
     Section 4.19. Commission Rights. Schedule 3.18 contains (i) a true, correct and complete list of all Insurance Companies together with a summary list of the Insurance Policies issued by each Insurance Company, and (ii) a listing of commission rates payable to Borrower by each Insurance Company. The obligations of each Insurance Company in respect of the Commission Rights are in full force and effect. None of the Commission Rights is, or will be, subject to any right of set off, rescission, counterclaim, dispute, adverse claim or defense (other than (1) insurance company rights commonly found in agency agreements permitting rescission or suspension of the payment of commissions, none of which have been asserted by any Insurance Company, or (2) a defense that any commission payment is not owed because the underlying Insurance Policy is no longer in force or any premiums due in respect of such policy have not been paid), whether arising in connection with the underlying Insurance Policy, the Insurance Contract(s) or otherwise. All Commission Rights are fully and freely transferable and assignable with the consent of the Insurance Company(ies), subject to standard restrictions and conditions imposed by the Insurance Company(ies) and Insurance Contract(s). No Insurance Company or other Person has alleged in any proceeding or otherwise alleged in writing, that any Commission Rights are illegal or unenforceable.
     Section 4.20. Insurance Contract(s) and Insurance Policies. Borrower has delivered or caused to be delivered to Lender or to Lender’s representative a true, correct and complete copy of each Insurance Contract. Each Insurance Contract and each of the underlying Insurance Policies is in full force and effect and constitutes a legal, valid and binding agreement of the respective Insurance Company(ies), underwriters, brokers, agencies or insured parties thereto, enforceable in accordance with its terms. Neither Borrower, Co-Borrower nor any other party to an Insurance Contract, is in violation or breach of or default under such Insurance Contract and no condition exists or event has occurred and is continuing that with notice or lapse of time or both, would be a violation or breach of or default under such Insurance Contract or would impair the vesting of the Commission Rights. To the knowledge of Borrower, there is no existing default under the terms of the underlying Insurance Policies and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute such a default. The Insurance Contract(s) have not been amended or modified and will not be amended or modified without the prior written consent of Lender. Neither Borrower nor Co-Borrower has not and will not waive or otherwise surrender any rights it has under the Insurance
Contract(s).
     Section 4.21. No Advances, Loan or Extensions. Borrower and Co-Borrower have disclosed in writing to Lender all advances, loans, or extensions of credit by any Insurance Company(ies) to Borrower or Co-Borrower.
     Section 4.22. Payments to Collections Account. Each of Borrower and Co-Borrower has
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instructed and will instruct each insurance carrier making any payments with respect to the Commission Rights and proceeds therefrom to fund any such payments to the Collections Account.
ARTICLE V
COVENANTS
     The Borrower and Co-Borrower jointly and severally covenant and agree that, until the Obligations hereunder are paid in full, it will do the following, unless specifically waived in writing by CFG:
     Section 5.1. Maintain Existence. The Borrower shall do, or cause to be done, all things necessary to preserve, renew and keep in full force and effect Borrower’s corporate existence (or other organizational existence), along with all rights, licenses and permits. The Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all Collateral, subject to the right to make reasonable termination of the foregoing consistent with the best interest of CFG, and from time to time to make, or to cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on and in connection therewith may be conducted as presently conducted.
     Section 5.2. [Intentionally omitted]
     Section 5.3. Inspections. Upon reasonable advance notice, the Borrower shall allow any representative of CFG to visit and inspect any of the properties of the Borrower, the books of account and other records and files of the Borrower relating to this Loan Agreement, to inspect and make audits (at CFG’s expense), and to discuss the affairs, business, finances, and accounts that relate to this Loan Agreement, with the chief financial officer (or similar officer) and members of senior management, all at such reasonable times and as often as CFG may request, provided, however, that prior to a Default hereunder, CFG shall not make any such inspection visit more frequently than twice in each calendar year.
     Section 5.4. Payment and Performance of Obligations. The Borrower shall make full and timely payments on this Loan Agreement and all other Obligations under the Loan Documents, whether now existing or hereafter arising and shall duly comply with all terms and covenants contained in each of the instruments and documents given to CFG pursuant to the Loan Documents at all times and places in the manner set forth herein. The Borrower shall timely perform all of its obligations with respect to all other outstanding indebtedness.
     Section 5.5. Notice of Changes. The Borrower shall notify CFG immediately of any change in the name of the Borrower, the principal place of business of the Borrower, the office where the books and records of the Borrower are maintained, or any change in the registered agent for Borrower, or the residence of the Co-Borrower.
     Section 5.6. Production and Tax Reports. The Borrower shall provide CFG with quarterly production report information suitably describing the then current state of the commissions book, and renewal and first year commissions receipts for that period. In addition, Borrower will annually deliver a copy of the Borrower’s tax report, and such financial information and data as CFG may from time to time request.
     Section 5.7. Protection of Collateral. Each of Borrower and Coi-Borrower agrees to safeguard the Collateral at all times. Each of Borrower and Co-Borrower agrees to immediately execute and deliver all documents, including any financing statements, including without limitation, all documents deemed by CFG to be necessary to protect the interests of CFG in any Collateral or to accomplish the intent of this Loan Agreement.
     Section 5.8. No Distributions or Assignments. Neither Borrower nor Co-Borrower shall distribute or assign any policies now in force, or that become in force due to future sales, agency
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and/or book acquisitions or as the result of any other form of acquisition, and/or new appointments. Any such distributions or assignments will not be made to other agents, agencies or entities without CFG approval in writing.
     Section 5.9. Books and Records Marked. Each of Borrower and Co-Borrower shall, at its own expense, indicate in its books and records that a security interest in the Collateral have been granted to Lender pursuant to this Loan Agreement.
     Section 5.10. Name Change. If the Borrower makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance herewith seriously misleading within the applicable provisions of the Uniform Commercial Code or any title statute, the Borrower shall give Lender written notice thereof at least forty-five (45) days prior to such change.
     Section 5.11. Other Liens or Interests. Except pursuant to this Loan Agreement, neither Borrower nor Co-Borrower has nor shall sell, pledge, assign or transfer to any Person, or grant, create, incur, assume, or suffer to exist any Lien on, or any interest in, to or under the Collateral, and each of Borrower and Co-Borrower shall defend the right, title and interest of Lender in, to and under the Collateral against all claims of third parties claiming through or under Borrower or Co-borrower.
     Section 5.12. Maintenance of Insurance Policies. Neither Borrower, Co-Borrower nor any Affiliate of Borrower or Co-Borrower shall, directly or indirectly, (i) engage in any effort to induce any Person to surrender, convert, replace, lapse or forfeit any Insurance Policy, (ii) encourage any agent or other Person to engage in such efforts or activities, (iii) discuss any such efforts or activities with any agent or other Person, or (iv) breach or permit the occurrence of a breach with respect to any agreement with any Insurance Company(ies) that could result in the impairment of Lender’s receipt of the payments on account of the Collateral.
     Section 5.13. Maintenance of Insurance Contract(s). Neither Borrower nor Co-Borrower shall amend or modify any Insurance Contract without prior written consent of Lender. Neither Borrower nor Co-Borrower shall waive or otherwise surrender any rights it has under any Insurance Contract.
     Section 5.14. Further Assurance. Each of Borrower and Co-Borrower shall take all actions and execute and deliver all documents reasonably requested by Lender, including execution and delivery of any additional documents required to maintain the perfection of the security interest granted to Lender, including in Collateral arising under any replacement or conversion policies. At Lender’s request, each of Borrower and Co-Borrower shall obtain from the Insurance Company(ies) and deliver to Lender at such intervals as Lender may reasonably require, current listings of the in-force Insurance Policies issued by the Insurance Company(ies), the most recent commission statements relating to the Collateral in respect of such Insurance Company(ies) and such other information regarding such Insurance Policies and Collateral as Lender may reasonably require. In the event that, after the date hereof, any Insurance Company fails to pay Lender any of the compensation attributable to the Collateral on the grounds that Lender does not hold the Licenses required by a particular state as a condition of the receipt of such compensation, each of Borrower and Co-Borrower, at Lender’s written request, shall use its best efforts to collect such compensation from the Insurance Company and shall promptly remit the amounts collected to Lender or its designee and shall take any other actions that Lender may reasonably request in order to give Lender the full benefit of its bargain hereunder.
     Section 5.15. Regulatory Compliance. Each of Borrower and Co-Borrower shall at all times comply with all Requirements of Law, including, but not limited to, laws, regulations, directives and opinions of Governmental Bodies relating to advertising, licensing and sales practice.
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     Section 5.16. Payments to Collections Account. Each of Borrower and Co-Borrower shall instruct each new insurance carrier making any payments with respect to the Commission Rights and proceeds therefrom to fund any such payments to the Collections Account.
     Section 5.17. Insurance Company Statements. Promptly upon request therefore, each of Borrower and Co-Borrower shall provide to CFG copies of all monthly commission statements Borrower or Co-Borrower receives from each Insurance Company indicating the amount of payments made with respect to the applicable Commission Rights.
ARTICLE VI
COLLATERAL MATTERS
     Section 6.1. Grant of Security Interest. Each of Borrower and Co-Borrower hereby grants to the Lender, as secured party (in such capacity, “Secured Party”) a security interest in the Collateral to secure the payments due per the Loan Documents and the performance in full of all of the Obligations, and so pledges and assigns to Lender such Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.
     Section 6.2. Filings. Each of Borrower and Co-Borrower hereby irrevocably authorizes CFG to, from time to time, file any initial financing statements or amendments thereto (including financing statements identifying the Collateral as “all assets” or words of similar effect), and appoint CFG as their attorney-in-fact to file such financing statements or other such instruments on behalf of the Borrower or Co-Borrower. Each of Borrower and Co-Borrower further ratifies and confirms the prior filing by Lender of any financing statements which identify Lender as secured party. Each of Borrower and Co-Borrower shall cooperate fully with Lender in connection with the rights set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section.
     Section 6.3. Location of Collateral. Each of Borrower and Co-borrower shall keep the Collateral separate and identifiable and at the address of Borrower, as set forth herein, and neither Borrower nor Co-Borrower shall remove the Collateral from that address without the prior written consent of the Secured Party.
     Section 6.4. Exercise of Remedies. Should Borrower or Co-Borrower be in default under the Loan Documents, then the Secured Party may exercise any of the remedies hereunder and the documents attached thereto. In addition, upon the occurrence and during the continuation of a Default or Event of Default, each of Borrower and Co-Borrower agrees to assemble the Collateral and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to all parties. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognizable market, the Secured Party shall give Borrower and Co-Borrower reasonable notice of the time and place of any public sale of the Collateral or of the time at which any private sale or any other intended disposition of the Collateral will be made. The requirement of reasonable notice shall be met if the notice is mailed, postage prepaid, to the address of Borrower, at least ten (10) days prior to the time of the sale or disposition. Each of Borrower and Co-Borrower agree to be jointly and severally responsible for the Secured Party’s expenses incurred in retaking, holding, preparing for sale, and/or selling, or the like, the Collateral, which expenses shall include reasonable attorney’s fees and legal expenses incurred by the Secured Party.
     Section 6.5. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each of Borrower and Co-Borrower shall, at the request of Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of Lender in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Lender or to any financial institution designated by Lender, and Lender may itself, if a Default or an Event of Default shall
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have occurred and be continuing, without notice to or demand upon the Agency, so notify account debtors and other persons obligated on Collateral.
     Section 6.6. Assignments and Redirections. In furtherance of the foregoing, upon the occurrence and during the continuation of a Default or Event of Default, each of Borrower and Co-Borrower shall immediately assign and redirect (“Assignment and Redirection ”) any and all incomes from all Commission Rights and payments with respect thereto and any additional sources of income, to the Collections Account by means of instructions to the insurance carriers or other payors providing these income sources. Any such assignments and redirections shall be considered as irrevocable and shall continue until the Default or Event of Default is cured to the satisfaction of CFG. Without in any way limiting the respective obligations of Borrower and CoBorrower set forth above, CFG, in its sole discretion, may exercise such Assignment and Redirection rights by negotiating and entering into assignment agreements directly with any such insurance carrier or other payor on behalf of Borrower and Co-Borrower pursuant to the Contingent Power of Attorney described in Section 6.7.
     Section 6.7. Contingent Power of Attorney. Each of Borrower and Co-Borrower has on and as of the date hereof executed and delivered to CFG a contingent power of attorney, which is attached hereto as Exhibit B and is coupled with an interest. Upon the occurrence and during the continuation of a Default or Event of Default, CFG at its option may invoke and exercise the Contingent Power of Attorney contained in Exhibit B and CFG shall have the rights and powers specified therein.
ARTICLE VII
SHORTFALLS; EVENTS OF DEFAULT
     Section 7.1. Shortfall Event.
          (e) In any payment month for which the Loan Payment is received at the CFG Payment Account later than the Payment Date, or is less than the payment amount due under the terms of this Loan Agreement, CFG will have the option to declare a Shortfall. If more than one Shortfall has occurred and been declared by CFG during the term of the Loan, CFG has the option, at its sole discretion, to declare a Default. If a Shortfall is declared, all available cash then and subsequently received shall be distributed as follows: first to cover any and all penalties and incurred expenses, second to accrued interest and finally to Loan principal. This distribution priority shall obtain until such Shortfall has been cured to the satisfaction of CFG.
          (f) On receipt of a payment after declaration of a Shortfall the loan amortization schedule will be modified by insertion of the actual payment date and payment amount into the schedule in the proper date sequence with daily interest computed from the date of the last payment. If the payment received is less than the interest due, then the unpaid interest due will be added to the Loan balance calculated at the Payment Date. The next interest will be calculated on this adjusted balance amount.
     The consequent adjustment in the outstanding balance for that date, and all subsequent outstanding balances will then apply for the remainder of the term of this Loan Agreement, with any changes in the loan interest rate due to changes in the Prime Interest Rate incorporated in the modified amortization schedule.
          (g) Notwithstanding the foregoing, if the Shortfall Penalty and the Shortfall Amount have not been received by the close of business on a date specified in a formal communication from CFG to Borrower, then CFG may at its discretion declare a Default.
     Section 7.2. Default. The Borrower and the Co-Borrower, jointly and severally, shall be in default if any of the following events occurs:
          (h) the Borrower creates more than one Shortfall event during the term of
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the Loan, and CFG elects to declare a Default rather than a Shortfall. If CFG has declared a Shortfall and determines that the Shortfall is not being cured to CFG’s satisfaction, then CFG may declare a Default;
          (b) any representation made by the Borrower herein or in any certificate, financial or other statement furnished at any time under or in connection with this Loan Agreement is untrue or becomes untrue in any material respect, or if the Borrower fails to disclose any material fact to CFG, and CFG suffers or may suffer a loss due to said falsehood and/or nondisclosure;
          (c) the Borrower fails to obtain and maintain the insurance policy required by the terms of this Loan Agreement;
          (d) the Borrower makes or has made a false or misleading statement to CFG or its representatives;
          (e) the Borrower is dissolved and/or the Co-Borrower is dissolved;
          (f) a petition or complaint under any Federal or State bankruptcy or insolvency laws is filed by or against the Borrower, or if the Borrower is unable to pay its debts as they become due, or if the Borrower admits either orally or in writing that it is unable to pay its debts as they become due;
          (g) CFG believes in good faith that the prospect of payment or performance hereunder is impaired, or a material, adverse change has occurred in the Borrower’s financial condition;
          (h) the Borrower fails to perform any duty or obligation set forth in this Loan Agreement and/or the other Loan Documents; or
          (i) the Borrower undertakes to modify the irrevocable payment delivery arrangements required herein or undertakes to divert designated payments from the Collections Account.
ARTICLE VIII
REMEDIES
     Section 8.1. Generally. In the event that of a default under any Loan Document, the Borrower and the Co-Borrower each agree to be jointly and severally liable to CFG for all costs and expenses incurred by CFG in collecting, with or without litigation, the amount owed under this Loan Agreement and/or in disposing of the Collateral as that term is defined herein, including reasonable attorney’s fees and court costs.
     In the event of a Default under this Loan Agreement or the other Loan Documents, CFG shall have the right to accelerate and declare all Obligations hereunder immediately due and payable in full without demand or notice. CFG shall have all rights and remedies available under applicable law, including the right to liquidate any and all collateral and assets. CFG shall have the right, immediately and without further notice or action, to set off against this Loan Agreement any and all money owed, whether or not due, by CFG to the Borrower. CFG shall not be deemed to have waived any of its rights or remedies unless done so in a signed and dated writing, nor shall any act, delay or omission be deemed to be a waiver of any of CFG’s rights or remedies of any kind.
     Each of the Borrower and the Co-Borrower waives presentment, demand, protest, notice of dishonor and all defenses based on suretyship or impairment of Collateral. Each of the Borrower and the Co-Borrower waives the benefit of all homestead and other exemptions to the fullest extent permitted by law.
     If any Default or Event of Default shall occur then without any request or the taking of any other action by Lender, (i) Borrower shall immediately comply with the provisions of Section 6.6
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with respect to the Assignments and Redirections, (ii) Lender shall, at its option, invoke and exercise the Contingent Power of Attorney referenced at Section 6.7, and (iii) Lender may invoke and exercise the confession of judgment rights referenced at Section 8.2 below.
     Section 8.2. Confession of Judgment. In the event of any Default or Event of Default under this Loan Agreement, including without limitation, any payment under this Loan Agreement not being paid when due, whether at maturity by acceleration or otherwise, each Borrower hereby irrevocably appoints and constitutes CFG as Borrower’s duly appointed attorney-at-law to appear in open court in the Superior Court for the City of Wilmington, Delaware, or in any other court of competent jurisdiction, and to confess judgment pursuant to the provisions of Title 10 Section 4732 of the Delaware Code, as amended, against Borrower for all principal and interest and any other amounts due and payable under this Loan Agreement, together with attorney’s fees and collection fees as provided in this Loan Agreement (to the extent permitted by law). This power of attorney is coupled with an interest and may not be revoked and/or terminated by the Borrower. This power of attorney shall not be revoked and/or terminated by virtue of the death, disability and/or dissolution of the Borrower. No single exercise of the power to confess judgment shall be deemed to exhaust the power and no judgment against the Borrower shall bar subsequent action or judgment against such entity against whom the judgment has not been obtained in this Loan Agreement.
ARTICLE IX
GENERAL
     Section 9.1. Time of the Essence. Time is of the essence in connection with the performance of each of the terms and conditions of this Loan Agreement and all other Loan Documents.
     Section 9.2. Confidentiality. Borrower shall not disclose the terms of this Loan Agreement or the other Loan Documents; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Loan Agreement or to comply with applicable law or the rules or regulations of a national or foreign stock exchange or self-regulatory organization.
     Section 9.3. Indemnification by Borrower. Borrower shall protect, defend, indemnify and hold Lender and its assigns and their officers, directors and agents harmless from and against all losses and expenses of every kind and character resulting from or relating to or arising out of (i) the inaccuracy, nonfulfillment or breach of any representation, warranty, covenant or agreement made by Borrower in this Loan Agreement or (ii) any set off, counterclaim, defense or contractual exclusion asserted by any Insurance Company(ies) with respect to any payment otherwise due Lender on the Commission Rights.
     Section 9.4. Severability. Any provision of this Loan Agreement which is prohibited by law or otherwise unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 9.5. Payment of Expenses. Borrower and CFG each agree to pay its own costs and expenses in connection with the preparation, execution and delivery of this Loan Agreement, including, without limitation, attorneys and accounting fees. Borrower agrees to pay the reasonable expenses of CFG (including reasonable attorney’s fees) in connection with the enforcement of the rights of CFG under this Loan Agreement. CFG agrees to pay the reasonable expenses of Borrower (including reasonable attorney’s fees) in connection with the enforcement of the rights of Borrower under this Loan Agreement.
     Section 9.6. Survival; Liabilities After Termination. The respective representations, warranties, covenants and obligations by each of the parties hereto set forth in or made pursuant to
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this Loan Agreement and each other Loan Document shall remain in full force and effect until the repayment in full of the Loan, and the termination of the Loan Documents, except for provisions which by the their terms survive the termination. Upon termination of the Loan Documents, no party hereto shall thereafter have any further liability or obligation hereunder; provided, however, that such termination shall not relieve any party of (a) any liability arising pursuant to Section 9.2 hereof, (b) for any breach of this Loan Agreement prior to the date of such termination or (c) for fraud.
     Section 9.7. Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be made in writing and delivered by hand delivery, US Mail, facsimile, or recognized delivery service and, unless expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, deposited in the US Mail, postage prepaid, or sent via facsimile, or recognized delivery service to the addresses or facsimile numbers set forth below, or to such addresses and facsimile numbers as may be hereafter notified by the Borrower or CFG or any future assignee of this Loan Agreement:

To Borrower:
America’s Healthcare/Rx Plan Agency,
Inc. 4929 W. Royal Lane Irving, TX 75063
Attn: Ian Stewart
To CFG:
CFG
415 4th St.
NE Suite 4
Charlottesville, VA 22902
ATTN: Mark Cohen
with a copy to:
Daniel G. Schmedlen, Jr., Esq.
33 North Central Avenue, Suite 317
Medford, OR 97501
     Section 9.8. Further Assurances. Borrower and CFG shall each execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Loan Agreement and the transactions contemplated hereby.
     Section 9.9. Amendments. The provisions of this Loan Agreement and the other Loan Documents may only be amended, supplemented, waived or changed in a writing signed by the Borrower and CFG.
     Section 9.10. Third Parties; Successors and Assigns. The agreements contained in the Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and to their respective permitted successors, assigns, heirs, executors, administrators and legal representatives and are not for the benefit of any third parties.
     Section 9.11. Assignment. Neither the Borrower nor the Co-Borrower may assign, transfer, or convey by operation of law or otherwise, any of its obligations, duties or assets under this Loan Agreement without the prior written consent of the Lender, which may be withheld at the absolute discretion of the Lender. Any unauthorized assignment shall be voidable; provided, that each of the Borrower and the Co-Borrower hereby agrees that CFG has the right to assign all of its right, title and interest in this Loan at any time to any third party of its designation without Borrower’s or the Co-Borrower’s approval and without notice to the Borrower or the CoBorrower. All terms and conditions of the Loan and its associated Note and Loan Documents, all exhibits and any amendments shall continue and shall survive unaltered following any such Assignment by the Lender.
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     Section 9.12. Headings. The section headings herein are for convenience only and shall not affect the interpretation of this Loan Agreement or any other Loan Document.
     Section 9.13. Governing Law. This Loan Agreement is executed and delivered in the State of Delaware and shall be construed and enforced in accordance with the laws of this state without giving effect to its choice of law rules. Any action to enforce this Loan Agreement or any other Loan Document shall be brought in any state or federal court located within the State of Delaware for the City of Wilmington, Delaware.
     Section 9.14. Interpretation. This Loan Agreement is deemed to have been drafted by each and every party hereto and the doctrine of contra proferentum shall not apply in construing its meaning.
     Section 9.15. Signatures. All signatures appearing on the signature page of this Loan Agreement are to be construed as specific agreement to and acceptance of all terms and conditions of this Loan Agreement.
     Section 9.16. Counterparts. This Loan Agreement may be signed by the individual parties in counterparts such that each signature taken separately is to be construed as if all parties had signed the same document.
     Section 9.17. Entire Agreement. All exhibits and schedules referred to herein (including, but not limited to, any schedules that are delivered separately and not attached hereto) are hereby incorporated by reference into this Loan Agreement as if they were set forth at length in the text of this Loan Agreement. This Loan Agreement, the exhibits and schedules and all other Loan Documents delivered pursuant hereto, supersede all prior agreements and undertakings, both written and oral, of the parties hereto, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof.
[signatures to follow]
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SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT
     WITNESS the following signatures as of the ___ day of March 2008, accepting this Loan Agreement including all of the conditions of its exhibits:

AMERICA’S HEALTHCARE/RX PLAN AGENCY, INC.
By:

Name: Ian R. Stuart
Title: Authorized Signatory

ACCESS PLANS USA, INC.

By:	/S/ IAN R. STUART

Name: Ian R. Stuart, Interim President and C.E.O.

CFG LLC

By:	/S/ Daniel G. Schmedlen, Jr.

Name: Daniel G. Schmedlen, Jr.
Title: Vice President
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